Exhibit 10.31


                              AT&T BROADBAND CORP.
                                 ADJUSTMENT PLAN

         Section 1. Background and Purpose. (a) Pursuant to the Merger Agreement, the Employee Benefits Agreement and related agreements, the Company will be separated from AT&T Corp. and immediately thereafter will become a wholly owned subsidiary of AT&T Comcast Corporation ("AT&T Comcast"). In that connection, the Pre-Distribution Awards will be converted into and replaced by awards governed by this AT&T Broadband Corp. Adjustment Plan (the "Plan").

         (b) This Plan is the Broadband Adjustment Plan as defined in, and required to be adopted by, the Employee Benefits Agreement. The only Awards that may be granted hereunder are the Awards that replace the Pre-Distribution Awards as set forth in Section 1(a) above, and the purpose of this Plan is to provide for the terms, conditions and administration of these Awards. In connection with its assumption of the Awards in accordance with Section 4.02(g) of the Merger Agreement, except as provided in Section 6(c) of the plan, AT&T Comcast shall assume all obligation and liability under the Plan and with respect to all such Awards.

         (c) This Plan has been adopted by the Company on November 14, 2002, and approved by AT&T Corp. as the Company's sole shareholder on November 14, 2002, to become effective as set forth in Section 12. AT&T Comcast shall adopt this Plan in connection with its assumption of the Awards in accordance with Section 4.02(g) of the Merger Agreement.

         Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

         (a) "AT&T Comcast" shall have the meaning given in Section 1(a).

         (b) "AT&T Comcast Board" shall mean the Board of Directors of AT&T Comcast.

         (c) "AT&T Restricted Stock" shall have the meaning given in Section
6(a).

         (d) "AT&T Shares" shall mean the common stock, par value $1.00 per share, of AT&T Corp.

         (e) "AT&T Stock Units" shall have the meaning given in Section 7(a).

         (f) "Award" shall mean any Option, Restricted Stock, AT&T Restricted Stock, Restricted Stock Unit, AT&T Stock Unit or Performance Shares granted under the Plan.

         (g) "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award granted hereunder or any Pre-


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Distribution Award. Award Agreements may, but need not, be executed or acknowledged by both AT&T or AT&T Comcast, on the one hand, and the Participant, on the other hand.

         (h) "Change in Control" shall mean the happening of any of the following events after consummation of the Merger:

         (i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (an "Entity") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding Shares (the "Outstanding AT&T Comcast Common Stock") or (B) the combined voting power of the then outstanding voting securities of AT&T Comcast entitled to vote generally in the election of directors (the "Outstanding AT&T Comcast Voting Securities"); excluding, however, the following: (1) any acquisition directly from AT&T Comcast, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from AT&T Comcast, (2) any acquisition by AT&T Comcast, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by AT&T Comcast or any corporation controlled by AT&T Comcast, or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this definition;

         (ii) A change in the composition of the AT&T Comcast Board as constituted immediately following the Effective Date of the Merger (as defined in the Merger Agreement) such that the individuals who, immediately following the Effective Date, constitute the AT&T Comcast Board (such AT&T Comcast Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the AT&T Comcast Board; provided, however, that for purposes of this definition, any individual who becomes a member of the AT&T Comcast Board subsequent to the effective date of the Plan, whose election, or nomination for election, by AT&T Comcast's stockholders was approved by a vote of at least a majority of those individuals who are members of the AT&T Comcast Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individuals were a member of the Incumbent Board; and provided, further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the AT&T Comcast Board shall not be so considered as a member of the Incumbent Board;

         (iii) The consummation of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of AT&T Comcast (each, a "Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding AT&T Comcast Common Stock and Outstanding AT&T

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Comcast Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation or other person which as a result of such transaction owns AT&T Comcast or all or substantially all of AT&T Comcast's assets either directly or through one or more subsidiaries (a "Parent Company")) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding AT&T Comcast Common Stock and Outstanding AT&T Comcast Voting Securities, as the case may be,
(B) no Entity (other than AT&T Comcast, any employee benefit plan (or related trust) of AT&T Comcast, such corporation resulting from such Corporate Transaction or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, such Parent Company) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of AT&T Comcast prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will immediately after the consummation of the Corporate Transaction constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, of the Parent Company); or

         (iv) The approval by the stockholders of AT&T Comcast of a complete liquidation or dissolution of AT&T Comcast.

         (i) "Change in Control Price" means, with respect to a Share, the higher of (A) the highest reported sales price, regular way, of such Share in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such Shares are listed or on the Nasdaq National Market during the 60-day period prior to and including the date of a Change in Control or (B) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per such Share paid in such tender or exchange offer or Corporate Transaction. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Committee.

         (j) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.



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         (k) "Committee" shall mean the Compensation Committee of the AT&T
Comcast Board, or any successor to such committee.

         (l) "Company" shall mean AT&T Broadband Corp., a Delaware corporation.

         (m) "Domestic Relations Order" shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974 or the rules and regulations promulgated thereunder.

         (n) "Effective Time" shall have the meaning set forth in the Merger Agreement.

         (o) "Employee Benefits Agreement" shall mean that certain Employee Benefits Agreement between AT&T Corp. and the Company dated as of the 19th day of December, 2001, as amended, in connection with the Distribution.

         (p) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (q) "Fair Market Value" shall mean, with respect to any property, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

         (r) "Merger" shall mean, collectively, the AT&T Broadband Merger and the Comcast Merger, each as defined in the Merger Agreement.

         (s) "Merger Agreement" shall mean the Agreement and Plan of Merger, dated December 19, 2001, by and among AT&T Corp., AT&T Broadband Corp., Comcast Corporation, AT&T Broadband Acquisition Corp., Comcast Acquisition Corp. and AT&T Comcast Corporation.

         (t) "October 2000 AT&T Board Resolutions" shall have the meaning given in Section 4(a).

         (u) "Option" shall have the meaning given in Section 5(a).

         (v) "Participant" shall mean any individual who holds a Pre-Distribution Award.

         (w) "Performance Period" shall mean that period during which any performance goals with respect to Performance Shares are to be measured in accordance with the terms of the Award.

         (x) "Performance Shares" shall have the meaning given in Section 8.



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         (y) "Plan" shall have the meaning set forth in Section 1(a).

         (z) "Pre-Distribution Award" shall mean an equity, equity-based or performance-based award with respect to AT&T Shares under a Prior Plan that is to be replaced by an Award under the Plan in connection with the Distribution pursuant to Section 5.3 of the Employee Benefits Agreement.

         (aa) "Prior Plans" shall mean the AT&T Long Term Incentive Plans as defined in the Employee Benefits Agreement.

         (bb) "Restricted Stock" shall have the meaning given in Section 6(a).

         (cc) "Restricted Stock Unit" shall have the meaning given in Section 7.

         (dd) "Shares" shall mean the shares of Class A Common Stock of AT&T Comcast, par value $0.01 per share.

         (ee) "Tele-Communications, Inc. Incentive Plans" means any of the following plans: TCI 1998 Incentive Plan, TCI 1996 Incentive Plan, TCI 1995 Incentive Plan, TCI 1994 Incentive Plan, or TCI 1992 Incentive Plan.

         Section 3. Administration. The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the AT&T Comcast Board, to: (i) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or cancelled or suspended, (ii) interpret and administer the Plan and any instrument or agreement entered into under the Plan;
(iii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (iv) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company, any Participant, any shareholder, and any employee of the Company or of any of its affiliates.

         Section 4. Conversion and Replacement of Pre-Distribution Awards; Shares Subject to the Plan. (a) Pursuant to the requirements of the Employee Benefits Agreement and the Merger Agreement, Pre-Distribution Awards will be converted into and replaced by Awards under this Plan as of the Effective Time. The Committee shall take all actions necessary to effectuate such conversion and replacement, including without limitation imposing a blackout period as contemplated by Section 5.3(d)(iii) of the Employee Benefits Agreement and issuing new or amended Award Agreements or other documentation to reflect such Awards. As provided in Sections 2.9, 2.11 and 5.3 of the Employee Benefits Agreement, for purposes of each Award governed by this Plan (except for the Awards replacing the Pre-Distribution Awards identified on Schedule I hereto), the Merger shall constitute a "Change in

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Control" (or such other similar term) within the meaning the Pre-Distribution
Award with respect to which each such Award shall be granted, and consequently, as of the Effective Time, (i) each such Award will be fully vested, all restrictions and deferral limitations with respect thereto shall lapse, (ii) all Performance Shares shall be considered to be earned and payable in full (based on the greater of (1) the target number of performance shares multiplied by the greater of (a) the fair market value of the shares on the grant date, or (b) the fair market value of the shares at Effective Time, or (2) the number or performance shares based on the performance factor to date multiplied by the greater of (a) the fair market value of the shares on the grant date, or (b) the fair market value of the shares at the Effective Time), (iii) all Options governed by the Plan will remain exercisable for the remainder of the full original term of the Pre-Distribution Award each such Option replaces and (iv) if a Pre-Distribution Award included a right by the committee administering the AT&T Long Term Incentive Program to determine that Participant could elect to receive cash in settlement thereof upon a "Change in Control" at the "Change in Control Price" (each as defined in the AT&T 1997 Long Term Incentive Program (the "AT&T Long Term Incentive Program")), then the Award replacing such Pre-Distribution Award shall include a similar right with respect to the Committee, treating the consummation of the Merger as the "Change in Control" within the meaning of Section 11(b) of the AT&T Long Term Incentive Program. Except as otherwise specified herein, each Award will governed by the terms of the Pre-Distribution Award with respect to which the Award is granted. For the avoidance of doubt and as provided by Section 2.11 of Employee Benefits Agreement, the terms of each Pre-Distribution Award shall include any amendment, clarification or modiciation to terms effected by the Resolutions of the Board Directors of AT&T effective as of October 23, 2000 (the "October 2000 AT&T Board Resolutions").

         (b) Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares, or shares purchased in the open market or otherwise.

         (c) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the AT&T Shares occurring after consummation of the Merger, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee in its sole discretion deems equitable or appropriate, including without limitation such adjustments in the aggregate number, class and kind of securities which may be delivered under the Plan, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Options or other Awards granted under the Plan, and in the number, class and kind of securities subject to Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided that the number of Shares or AT&T Shares, as the case may be, subject to or referenced by any Award shall always be a whole number; provided,

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further, that the number of AT&T Shares subject to any Awards denominated in
AT&T Shares (and the exercise price thereof, if applicable) shall appropriately reflect the reverse stock split of the AT&T Shares that is expected to occur on the Effective Date, such that the value of each such award immediately prior to such reverse stock split is the same as the value of each such award after such reverse stock split (subject to customary rounding adjustments).

         Section 5. Stock Options. (a) Certain Awards will take the form of options to acquire Shares ("Options"), as contemplated by Section 5.3(a)(ii) or
Section 5.3(b) of the Employee Benefits Agreement. All Options that replace Pre-Distribution Awards consisting of stock options, the vesting of which was accelerated as a result of the consummation of the transactions contemplated by the Merger Agreement shall remain exercisable for the remainder of their full original term (as such term is set forth in the Award Agreement for the Pre-Distribution Award that the Option replaces). To the extent an Option replaces a Pre-Distribution Award that was granted in tandem with a stock appreciation right, such Option shall also have an equivalent stock appreciation right feature.

         (b) Method of Exercise. Subject to the other provisions of the Plan, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the option price in such form or forms, including, without limitation, payment by delivery of cash, Shares or other consideration (including, where permitted by law and the Committee, Awards) having a Fair Market Value on the exercise date equal to the total option price, or by any combination of cash, Shares and other consideration as the Committee may specify in the applicable Award Agreement.

         (c) Incentive Stock Options. No Option granted hereunder shall be an "incentive stock option" as defined in Section 422 of the Code and any successor thereto.

         Section 6. Restricted Stock. (a) Issuance. Certain Awards will take the form of Shares subject to forfeiture and other restrictions ("Restricted Stock"), as contemplated by Section 5.3(e)(ii)(A) of the Employee Benefits Agreement. Other Awards will take the form of AT&T Shares previously issued under a Prior Plan subject to forfeiture and other restrictions ("AT&T Restricted Stock"), as contemplated by Section 5.3(e)(ii)(B) of the Employee Benefits Agreement.

         (b) Registration. Any Restricted Stock issued hereunder may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, book entry registration or issuance of a stock certificate or certificates. In the event any stock certificates are issued in respect of Shares of Restricted Stock or AT&T Restricted Stock awarded under the Plan, such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award. In the case of AT&T Restricted Stock, AT&T Comcast and AT&T Corp. shall cooperate to accomplish the foregoing.



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         (c) Forfeiture. Except as otherwise provided in an applicable Award
Agreement or by the Committee, upon termination of employment for any reason during the restriction period, all Shares of Restricted Stock then still subject to restriction shall be forfeited by the Participant and reacquired by the Company, and all AT&T Shares of AT&T Restricted Stock shall be forfeited by the Participant and reacquired by AT&T Corp. Notwithstanding any other provision of this Plan, any AT&T Shares subject to any Award that are for any reason forfeited by the Participant shall revert to AT&T Corp. and in no event shall revert to the Company or AT&T Comcast. When the restrictions applicable to an Award of Restricted Stock expire, the Committee shall promptly issue, or cause to be issued, to the Participant Shares, evidenced in such manner as the Committee shall deem appropriate. In the case of AT&T Restricted Stock as to which restrictions expire, AT&T Corp. shall, upon receipt from AT&T Comcast of its costs incurred with respect to vesting and issuing such shares of AT&T Restricted Stock, issue, or cause to be issued, AT&T Shares to the Participant, and AT&T Comcast and AT&T Corp. shall cooperate to accomplish the foregoing. Except for its obligations to reimburse AT&T Corp. pursuant to the immediately preceding sentence, AT&T Comcast shall have no obligation to deliver or issue any such AT&T Shares.

         Section 7. Restricted Stock Units and Stock Units. (a) Certain Awards will take the form of restricted stock units valued with respect to Shares, as contemplated by Section 5.3(f)(ii)(A) of the Employee Benefits Agreement ("Restricted Stock Units"). Certain Awards will take the form of stock units valued with respect to AT&T Shares, as contemplated by Section 5.3(f)(ii)(B) and
Section 5.3(g)(ii)(B) of the Employee Benefits Agreement ("AT&T Stock Units").

         (b) Restricted Stock Units shall be settled by AT&T Comcast and may be paid in Shares, cash or any other form of property as the Committee shall determine. AT&T Stock Units shall be settled by AT&T Comcast in AT&T Shares, cash or any other form of property as the Committee shall determine.

         Section 8. Performance Shares. Certain Awards will take the form of performance shares ("Performance Shares") valued with respect to Shares as contemplated by Section 5.3(g)(ii)(A) of the Employee Benefits Agreement. Except as provided in Section 9, Performance Shares will be distributed only after the end of the relevant Performance Period. Performance Shares may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee at the time of payment. The value and performance criteria of Performance Shares shall be based on the underlying value of the Shares (taking into account the provisions of the October 2000 AT&T Board Resolutions, in the case of a Change in Control) and performance measures as determined by the Committee from time to time. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Shares may be paid in a lump sum or in installments following the close of the Performance Period, or in accordance with procedures established by the Committee, on a deferred basis.

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         Section 9. Change in Control Provisions. (a) Impact of Event.
Notwithstanding any other provision of the Plan, any Prior Plan or other agreement or arrangement to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Change in Control:

              (i) any Options outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall vest and become fully exercisable, and all Options then outstanding shall remain exercisable for the remainder of the full original term of the Award (as set forth in the Award Agreement for the Pre-Distribution Award that the Option, replaces);

              (ii) the restrictions and deferral limitations applicable to any Restricted Stock and AT&T Restricted Stock shall lapse, and such Restricted Stock and AT&T Restricted Stock shall become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant;

              (iii) all Performance Shares shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Performance Shares shall be immediately settled or distributed; and

              (iv) the restrictions and deferral limitations and other conditions applicable to any Restricted Stock Units and AT&T Stock Units shall lapse, and such Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

         (b) Change in Control Cash-Out. Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the "Exercise Period"), if the Committee shall determine; a Participant holding an Option shall have the right, whether or not the Option is fully exercisable and in lieu of the payment of the purchase price for the Shares being purchased under the Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price per Share on the date of such election shall exceed the purchase price per Share under the Option, multiplied by the number of Shares granted under the Option as to which the right granted under this
Section 9(b) shall have been exercised.

         Section 10. Amendments and Termination. The AT&T Comcast Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is necessary to qualify for or comply with any tax, regulatory or other requirement for which or with which the AT&T Comcast Board deems it necessary or desirable to qualify or comply or (ii) the consent of the affected Participant, if such action would impair the rights of such Participant under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee may

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amend the Plan in such manner as may be necessary so as to have the Plan conform to local rules and regulations in any jurisdiction outside the United States.

         The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without his or her consent. Notwithstanding any provision of this plan, the Committee may not amend the terms of any Option to reduce the option price nor may the Committee, without prior shareholder approval, cancel any outstanding Option and replace it with a new Option with a lower option price, where the economic effect would be the same as reducing the option price of the canceled Option.

         Section 11. General Provisions. (a) No Award, and no Shares subject to Awards that have not been issued as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, except (i) by will, (ii) by the laws of descent and distribution or (iii) pursuant to a Domestic Relations Order, in the case of Awards granted with respect to Pre-Distribution Awards granted under the Tele-Communications, Inc. Incentive Plans that by their terms allowed for transfer of such Pre-Distribution Award pursuant to a Domestic Relations Order; provided that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant. Any designation of a beneficiary made with respect to a Pre-Distribution Award prior to the effective date of the Plan as set forth in
Section 12 shall not be effective with respect to any Award granted under the Plan. Except as otherwise required pursuant a Domestic Relations Order in connection with an Award described in clause (iii) of the immediately preceding sentence, each Award shall be exercisable, during the Participant's lifetime, only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative.

         (b) No Participant shall have any claim to be granted any Award under the Plan or to have any Award converted pursuant to the Plan and there is no obligation for uniformity of treatment of Participants under the Plan.

         (c) The Committee shall be authorized to make adjustments in performance award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. Notwithstanding the foregoing sentence, except as provided with respect to an individual Participant in an agreement to which AT&T Comcast is a party, with respect to Awards that are intended to meet the requirements of "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, or any successor provisions thereto, the Committee may adjustement downwards, but not upwards the amounts payable pursuant to such awards, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant, to the extent doing so would cause the Awards to be subject to the deduction




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limitation of Section 162(m) of the Code. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect.

         (d) The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended.

         (e) All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (f) No Award governed by the Plan shall be construed as an offer to sell securities of AT&T Comcast, the Company or AT&T Corp., and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

         (g) The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred.

         (h) Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

         (i) AT&T Comcast and the Committee shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the AT&T Comcast or the Company to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by delivery or transfer of Shares to the Company (up to the employer's minimum required tax withholding rate to the extent the Participant has owned the surrendered shares for less than six months if such a limitation is necessary to avoid a charge to the Company for financial reporting purposes), or by directing the Company to retain Shares (up to the employer's minimum required tax withholding rate) otherwise deliverable in connection with the Award.

         (j) Nothing contained in this Plan shall prevent the AT&T Comcast Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

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         (k) The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Pennsylvania and applicable Federal law.

         (l) If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

         Section 12. Effective Date of Plan. The Plan shall be effective as of the Effective Date of the Merger (as defined in the Merger Agreement).


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                                   Schedule I



o  Awards granted on or after December 19, 2001

o  Options granted pursuant to Section 5.3(b) of the Employee Benefits Agreement





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